EXHIBIT 99.1

NEWS

FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Brandy Bergman/Carrie Bloom Citigate Sard Verbinnen 212/687-8080

NEW VALLEY CORPORATION COMPLETES SALE OF OFFICE BUILDINGS
FOR $71.5 MILLION

     MIAMI, FL, February 16, 2005 — New Valley Corporation (NASDAQ: NVAL) announced today that it has completed its previously announced sale of the 100 and 150 College Road West office buildings in Princeton, N.J. for a total price of $71.5 million. The two buildings, which were bought by an entity advised by Falcon Real Estate Investment Company, L.P., have approximately 225,000 square feet of rentable area.

     New Valley is currently engaged in the real estate business and is seeking to acquire additional operating companies and real estate properties. New Valley has a 50% ownership interest in Douglas Elliman Realty, LLC, which operates the largest residential real estate brokerage company in the New York metropolitan area. Additional information concerning the company is available on the company’s website, www.newvalley.com.

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